                                                                    EXHIBIT 10.4

                                   EXHIBIT A

                         HUDSON CHARTERED BANCORP, INC.
                           1995 INCENTIVE STOCK PLAN


1.   DEFINITIONS
     -----------

     In this Plan, except where the context otherwise indicates, the following definitions apply:

     1.1. "Agreement" means a written agreement evidencing the grant of an option or Right or the award of Restricted Stock or Incentive Shares.

     1.2. "Award" means an Option or Right or an award of Incentive Shares or Restricted Stock hereunder.

     1.3. "Board" means the Board of Directors of the Corporation.

     1.4. "CBI Incentive Stock Option Plan" means the Community Bancorp, Inc. Incentive Stock Option Plan.

     1.5. "CBI Non-Qualified Stock Option Plan" means the Community Bancorp 1988 Non-Qualified Stock Option Plan.

     1.6. "Code" means the Internal Revenue Code of 1986, as amended.

     1.7. "Committee" means the committee of the Board meeting the standards of Rule 16b-3(c)(2)(i) under the Exchange Act, or any similar successor rule, appointed by the Board to administer the Plan. Unless otherwise determined by the Board, the Personnel and Compensation Committee of the Board shall be the Committee.

     1.8. "Common Stock" means the common stock, par value $.80 per share, of the Corporation.

     1.9. "Corporation" means Hudson Chartered Bancorp, Inc.

     1.10. "Date of Exercise" means the date on which the corporation receives notice of the exercise of an Option or Right in accordance with the terms of
Article 8.

     1.11. "Date of Grant" means the date on which an Option or Right is granted to an Eligible Employee by the Committee.

     1.12.  "Effective Date" shall mean April 1, 1995.

     1.13. "Eligible Employee" means any person determined by the Committee to be an officer or key employee of the Corporation or a Subsidiary.

     1.14. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     1.15. "Exercise Price" means the price per share at which an option may be exercised, as determined by the Committee in accordance with Section 6.2 hereof.

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     1.16.  "Fair Market Value" of a share of Common Stock means an amount equal to the fair market value of a share of Common Stock determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose.
Unless the Committee has adopted another method, the fair market value of a share of Common Stock shall equal the average of the last reported sale prices of the Common Stock on the Nasdaq National Market System on the five trading days immediately preceding the date such fair market value is to be determined.

     1.17. "Incentive Shares" means a contingent award of shares of Common Stock made pursuant to the provisions of Article 10.

     1.18. "Incentive Stock Option" means an Option that is intended to qualify as an incentive stock option under section 422 of the Code and that is designated as such in the applicable Agreement.

     1.19. "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option.

     1.20. "Option" means an option to purchase shares of Common Stock granted under the Plan after the Effective Date.

     1.21. "Option Period" means the period during which an Option may be exercised.

     1.22. "Participant" means an Eligible Employee who has received an Award hereunder.

     1.23. "Performance Goals" means performance goals established by the Committee which may be based on earnings or earnings growth, sales, return on assets, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, or any other objective goals established by the Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance standards may be particular to an employee or the department, branch, Subsidiary or other division in which he works, or may be based on the performance of the Corporation generally, and may cover such period as may be specified by the Committee.

     1.24. "Plan" means the Hudson Chartered Bancorp, Inc. 1995 Incentive Stock Plan. The Plan constitutes an amendment, restatement, and continuation of the CBI Incentive Stock Option Plan and CBI Non-Qualified Stock Option Plan.

     1.25. "Pre-1995 Stock Option" means a stock option (and any related stock appreciation rights) granted prior to January 1, 1995 under the CBI Incentive Stock Option Plan or the CBI Non-Qualified Stock option Plan.

     1.26. "Related option" means an Option in connection with which, or by amendment to which, a Right is granted hereunder.

     1.27. "Related Right" means a Right granted in connection with, or by amendment to, an option granted hereunder.

1.28. "Restricted Stock" means shares of Common Stock awarded pursuant to the provisions of Article 9.

1.29. "Right" means a stock appreciation right granted under the Plan after the Effective Date.

1.30.  "Right Period" means the period during which a Right may be exercised.

1.31.  "Rule 16b-3" means Rule 16b-3 under Section 16 of the Exchange Act.

          1.32. "Subsidiary" means a corporation at least 50% of the total combined voting power of all classes of stock of which is owned by the Corporation, either directly or through one or more other Subsidiaries.

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2. PURPOSE
   -------

     The purpose of the Plan is to assist the corporation and its subsidiaries in attracting, retaining and providing incentives to officers and key employees by offering them the opportunity to acquire or increase their proprietary interest in the Corporation and to promote the identification of their interests with those of the shareholders of the corporation.


3. Administration
   --------------

     The Committee shall administer the Plan and shall have plenary authority, in its discretion, to award Options, Rights, Restricted Stock and Incentive Shares to Eligible Employees. The Committee shall have plenary authority and discretion to determine the terms of all Awards (which terms need not be identical), including, but not limited to, the exercise price of Options, the time or times at which Awards are made, the number of shares covered by Awards, whether an option shall be an Incentive Stock Option or a Nonqualified Stock Option, and the period during which options and Rights may be exercised and Restricted Stock shall be subject to restrictions. In making its determinations, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Corporation and its Subsidiaries, and such other factors as the Committee in its discretion shall deem relevant. Subject to the express provisions of the Plan, the Committee shall have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan. The determinations of the Committee on the matters referred to in this Section 3 shall be binding and final.


4.   ELIGIBILITY
     -----------

     Options, Rights, Restricted Stock and Incentive Shares may be granted or awarded only to Eligible Employees. The provisions of this Article 4 shall supersede the eligibility provisions of the CBI Incentive Stock Option Plan and the CBI Non-Qualified Stock Option Plan as of the Effective Date.


5.   STOCK SUBJECT TO THE PLAN
     -------------------------

     5.1. The maximum number of shares of Common Stock that may be issued pursuant to Awards made hereunder after the Effective Date and Pre-1995 Stock Options is 715,838 shares. Notwithstanding any other provision of this Plan, no Award may be made to an Eligible Employee hereunder to the extent that the number of shares of Common Stock covered by such Award and all other Awards (whether or not outstanding) made hereunder to the Eligible Employee after the Effective Date exceeds 71,584 reduced by the number of shares of Common Stock covered by Pre-1995 Stock Options granted to the Eligible Employee that are outstanding as of the date of the Award. For purposes of the preceding sentence, an Option and corresponding Related Right shall be treated as a single Award covering the number of shares with respect to which the option and Related Right may be exercised.

     5.2. If an Option, Right or a Pre-1995 Stock Option expires or terminates for any reason (other than termination by virtue of the exercise of a Related option or Related Right, as the case may be) without having been fully exercised, if shares of Restricted Stock are forfeited or if an award of Incentive Shares is forfeited, the unissued or forfeited shares of Common Stock which had been subject to the Award or the Pre-1995 Stock Option shall become available for the grant of additional Awards.

5.3. Upon exercise of a Right (regardless of whether the Right is settled in cash or shares of Common Stock), the number of shares of Common Stock with respect to which the Right is exercised shall be charged against the number of shares of Common Stock issuable under the Plan and shall not become available for the grant of other Awards.

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6.   OPTIONS
     -------

     6.1. Options granted under the Plan to Eligible Employees shall be either Incentive Stock options or Nonqualified Stock options, as designated by the Committee. Each option granted under the Plan shall be clearly identified either as a Nonqualified Stock option or an Incentive Stock option and shall be evidenced by an Agreement that specifies the terms and conditions of the grant. Options shall be subject to the terms and conditions set forth in this Article 6 and such other terms and conditions not inconsistent with this Plan as the Committee may specify.

     6.2. The price per share of Common Stock at which an Option granted under this Plan may be exercised shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the Date of Grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to a Participant who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or a Subsidiary (a "Ten-Percent Shareholder"), the exercise price per share shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the date on which the option is granted.

     6.3. Options granted hereunder shall be exercisable at such times and under such conditions as shall be established by the Committee; provided, however,
                                                          --------  -------
that no Option shall be exercisable after the expiration of ten years (five years in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder) from its Date of Grant.

     6.4. The maximum number of shares of Common Stock with respect to which Options may be granted to any Eligible Employee under this Plan is 71,584 shares.


7. RIGHTS
   ------

     7.1. Rights granted under the Plan shall be evidenced by an Agreement specifying the terms and conditions of the grant. A Right may be granted under the Plan: (a) in connection with, and at the same time as, the grant of an Option under the Plan; (b) by amendment of an outstanding Option granted under the Plan; or (c) independently of any Option granted under the Plan. A Right described in clause (a) or (b) of the preceding sentence is a Related Right. A Related Right may, in the Committee's discretion, apply to all or a portion of the shares subject to the Related Option.

     7.2. A Right may be exercised in whole or in part as provided in the applicable Agreement, and, subject to the terms of the Agreement, entitles a Participant to receive, without payment to the Corporation (but subject to required tax withholding), either cash or that number of shares of Common Stock (equal to the highest whole number of shares), or a combination thereof, in an amount or having a Fair Market Value determined as of the Date of Exercise not to exceed the number of shares of Common Stock subject to the portion of the Right exercised multiplied by an amount equal to the excess of (a) the Fair Market Value of a share of Common Stock on the Date of Exercise of the Right over (b) either (I) the Fair Market Value of a share of Common Stock on the Date of Grant of the Right if it is not a Related Right, or (ii) the Exercise Price as provided in the Related Option if the Right is a Related Right.

     7.3. The Right Period shall be determined by the Committee and set forth in the Agreement; provided, however --

     (a) a Right may not be exercised until the expiration of six months from the Date of Grant (except that this limitation need not apply in the event of the death or disability of a Participant within the six-month period);

     (b) a Right will expire no later than the earlier of (i) ten years from the Date of Grant, or (ii) in the case of a Related Right, the expiration of the Related option;

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     (c) a Right may be exercised only when the Fair Market Value of a share of
Common Stock exceeds either (i) the Fair Market Value of a share of Common Stock on the Date of Grant of the Right if it is not a Related Right, or (ii) the Exercise Price of the Related option if the Right is a Related Right; and

     (d) a Right that is a Related Right to an Incentive Stock option may be exercised only when and to the extent the Related option is exercisable.

     7.4. The exercise, in whole or in part, of a Related Right shall cause a reduction in the number of shares of Common Stock subject to the Related Option equal to the number of shares with respect to which the Related Right is exercised. Similarly, the exercise, in whole or in part, of a Related option shall cause a reduction in the number of shares of Common Stock subject to the Related Right equal to the number of shares with respect to which the Related Option is exercised.

     7.5. Rights granted under the Plan shall comply with all applicable requirements of Rule 16b-3(e) with respect to a Participant. Should any provision of this Article 7 necessary for that purpose no longer be necessary to comply with the requirements of Rule 16b-3(e) or should any additional provisions be necessary for this Article 7 to comply with the requirements of Rule 16b-3(e), the Board or the Committee may amend this Plan to delete, add to or modify the provisions of the Plan accordingly. The Corporation intends to comply, if and to the extent applicable, with the public information and reporting requirements of Rule 16b-3(e)(1); however, the Corporation's failure for any reason whatsoever to comply with such requirements or with any other requirements of Rule 16b-3, and any resultant unavailability of Rule 16b-3(e) to Participants shall not result in any liability on the Corporation to any Participant or any other party.

     7.6. To the extent required by Rule 16b-3(e) or otherwise provided in the Agreement, the Committee shall have sole discretion to consent to or disapprove the election by any Participant to receive cash in full or partial settlement of a Right. In cases where an election of settlement in cash must be consented to by the Committee, the Committee may consent to, or disapprove, such election at any time after such election, or within such period for taking action as is specified in the election, and failure to give consent shall be disapproval. Consent may be given in whole or as to a portion of the Right surrendered by a Participant. If the election to receive cash is disapproved in whole or in part, the Right shall be deemed to have been exercised for shares of Common Stock, or, if so specified in the notice of exercise and election, not to have been exercised to the extent the election to receive cash is disapproved.

7.7. The maximum number of shares of Common Stock with respect to which Rights may be granted to any Eligible Employee under this Plan is 71,584 shares.


8.   EXERCISE OF OPTIONS AND RIGHTS
     ------------------------------

     8.1. An Option or Right may, subject to the terms of the applicable Agreement, be exercised in whole or in part by the delivery to the Corporation of written notice of the exercise, in such form as the Committee may prescribe, accompanied, in the case of an option, by full payment for the shares of Common Stock with respect to which the Option is exercised. To the extent provided in the applicable Agreement, payment may be made, in whole or in part, in shares of Common Stock (other than Restricted Stock) valued at Fair Market Value on the Date of Exercise or by delivery of a promissory note as provided in Section 8.2 hereof.

     8.2. To the extent provided in an option Agreement and permitted by applicable law, the Committee may accept as partial payment of the Exercise Price of an option a promissory note executed by the Participant evidencing his obligation to make future cash payment thereof; provided, however, that in no event may the Committee accept a promissory note for an amount in excess of the difference between the aggregate Exercise Price and the par value of the shares. Promissory notes delivered as partial payment of an Option's Exercise Price shall be payable upon such terms as may be established by the Committee, shall be secured by a pledge of the shares of Common Stock received upon exercise of the Option, and shall bear interest at a rate fixed by the Committee.

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9.   RESTRICTED STOCK AWARDS
     -----------------------

     9.1. Restricted Stock awarded under the Plan shall be evidenced by an Agreement specifying the terms and conditions of the Award. Each Agreement evidencing an award of Restricted Stock shall:

     (a) prohibit the sale, assignment, transfer, exchange, pledge, hypothecation, or other encumbrance of (i) the shares awarded as Restricted Stock under the Plan, (ii) the right to vote the shares, and (iii) the right to receive dividends thereon in each case during the restriction period applicable to the shares; provided, however, that the Participant shall have all the other rights of a shareholder including, but not limited to, the right to receive dividends and the right to vote the shares;

     (b) require that each certificate representing shares of Restricted Stock be deposited with the Corporation, or its designee, and bear the following legend:

     "This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Hudson Chartered Bancorp, Inc. 1995 Incentive Stock Plan, and an Agreement entered into between the registered owner and Hudson Chartered Bancorp, Inc. Release from such terms and conditions shall be made only in accordance with the provisions of the Plan and the Agreement, a copy of each of which is on file in the office of the Secretary of Hudson Chartered Bancorp, Inc."

     (c) contain such other terms, conditions and restrictions as the Committee in its discretion may specify, including, without limitation, terms that condition the lapse of forfeiture and transfer restrictions upon the achievement of Performance Goals; and

     (d) specify the terms and conditions upon which the restrictions applicable to the shares of Restricted Stock shall lapse and new certificates free of the foregoing legend shall be issued to the Participant or his legal representative.

     9.2. The maximum number of shares of Restricted Stock that may be awarded to any Eligible Employee under this Plan is 71,584 shares.


10.  INCENTIVE SHARE AWARDS
     ----------------------

     10.1. Incentive Shares awarded under the Plan shall be evidenced by an Agreement specifying the terms and conditions of such Award. Incentive Share awards shall provide for the issuance of shares of Common Stock to a Participant at such times and subject to such terms and conditions as the Committee shall deem appropriate including, but not limited to, terms and conditions that condition the issuance of shares of Common Stock upon the achievement of Performance Goals.

     10.2. The maximum number of Incentive Shares that may be awarded after the Effective Date to any Eligible Employee under this Plan is 71,584 shares.

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     11.  NONTRANSFERABILITY
          ------------------

     Awards made hereunder shall not be transferable other than (a) by will or the laws of descent and distribution, or (b) pursuant to a qualified domestic relations order as defined in section 414(p) of the Code. An Option or Right may be exercised during the lifetime of a Participant only by the Participant or, in the event of his or her legal disability, by his legal representative. A Related Right is transferable only when the Related Option is transferable and only with the Related Option and under the same conditions that apply to the Related Option.


12.  CAPITAL ADJUSTMENTS
     -------------------

     In the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up, recapitalization, reclassification, combination or exchange of shares, merger, consolidation or liquidation and the like, the Committee may, in its discretion, provide for a substitution for or adjustment in (a) the number and class of shares of stock subject to outstanding Options, Rights, Restricted Stock and Incentive Share awards, (b) the Exercise Price of Options and the base price upon which payments under Rights that are not Related Rights are determined, and (c) the aggregate number and class of shares of stock for which Awards thereafter may be made under the Plan and to individual Participants.


13.  TERMINATION OR AMENDMENT
     ------------------------

     The Board may amend, alter or terminate the Plan in any respect at any time; provided, however, that no amendment, alteration or termination of the
      -----------------
Plan shall be made by the Board without approval of (a) the Corporation's shareholders to the extent shareholder approval of the amendment is required to comply with the requirements of Rule 16b-3, and (b) each affected Participant if such amendment, alteration or termination would impair the rights of a Participant under any Award made hereunder prior to the date of such amendment, alteration or termination.


     14. MODIFICATION, EXTENSION AND RENEWAL OF STOCK OPTIONS, RIGHTS, RESTRICTED STOCK AND INCENTIVE SHARES; SUBSTITUTED OPTIONS AND RIGHTS
                                       ------------------------------

     14.1. Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding Options and Rights, or accept the surrender of outstanding options and stock appreciation rights (to the extent not theretofore exercised) granted under the Plan or under any other plan of the Corporation, or a Subsidiary, and authorize the granting of new Options and Rights pursuant to the Plan in substitution therefor (to the extent not theretofore exercised), and the substituted options or Rights may specify a lower exercise price than the surrendered options and stock appreciation rights, a longer term than the surrendered options and stock appreciation rights, or have any other provisions that are authorized by the Plan. Subject to the terms and conditions of the Plan, the Committee may modify the terms of any outstanding awards of Restricted Stock or Incentive Shares. Notwithstanding the foregoing, however, no modification of an Option or Right granted under the Plan, or an award of Restricted Stock or Incentive Shares, shall, without the consent of the Participant, alter or impair any such Participant's rights or obligations under such Awards.

     14.2. Anything contained herein to the contrary notwithstanding, options and Rights may, at the discretion of the Committee, be granted under the Plan in substitution for stock appreciation rights and options to purchase shares of capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Corporation or one of its Subsidiaries. The terms and conditions of the substitute options and Rights so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee may deem appropriate (but only to the extent consistent with the requirements of Rule 16b-3) in order to conform, in whole or part, to the provisions of the options and stock appreciation rights in substitution for which they are granted. Such options and Rights shall not be subject to the provisions of Sections 6.4 and 7.7 hereof, except to the

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extent it is determined by the Committee that the applicability of such sections is required in order for grants of Options and Rights hereunder to be eligible to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code.


15.  EFFECTIVENESS OF THE PLAN: GOVERNING PROVISIONS
     -----------------------------------------------

     This Plan constitutes an amendment, restatement and continuation of the CBI Incentive Stock Option Plan, which was adopted by the Corporation on October 30, 1986, and the CBI 1988 Non-Qualified Stock Option Plan, which was adopted by the Corporation on April 4, 1988. The Plan shall be effective as of April 1, 1995, subject to shareholder approval of the Plan at the Corporation's May 4, 1995 annual shareholders' meeting. Notwithstanding the foregoing, Pre-1995 Stock Options shall be governed by the terms of the agreements evidencing such awards, as amended, except that the provisions of the Plan relating to administration of the Plan after the Effective Date shall apply to Pre-1995 options and any determinations relating to such options required to be made by the Board pursuant to such agreements shall be made by the Committee.


16.  WITHHOLDING
     -----------

     The Corporation's obligation to deliver shares of Common Stock or pay any amount pursuant to the terms of any Award hereunder shall be subject to the satisfaction of applicable federal, state and local tax withholding requirements. To the extent provided in the applicable Agreement and in accordance with rules prescribed by the Committee, a Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment, (b) authorizing the Corporation to withhold shares of Common Stock from the shares otherwise issuable to the Participant, or (c) delivering to the Corporation already owned and unencumbered shares of Common Stock.


17.  TERM OF THE PLAN
     ----------------

     Unless sooner terminated by the Board pursuant to Article 13, the Plan shall terminate on March 31, 2005, and no options, Rights, Restricted Stock or Incentive Shares may be granted or awarded after such date. Termination of the Plan shall not affect the validity of any Award outstanding on the date of termination.


18.  INDEMNIFICATION OF COMMITTEE
     ----------------------------

     In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option, Right, Restricted Stock or Incentive Shares granted or awarded hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Corporation.


19.  GENERAL PROVISIONS
     ------------------

     19.1. The establishment of the Plan shall not confer upon any Eligible Employee any legal or equitable right against the Corporation, any Subsidiary or the Committee, except as expressly provided in the Plan.

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

     19.2. The Plan does not constitute inducement or consideration for the employment of any Eligible Employee, nor is it a contract between the Corporation or any Subsidiary and any Eligible Employee. Participation in the Plan shall not give an Eligible Employee any right to be retained in the service of the corporation or any Subsidiary.

     19.3. Neither the adoption of this Plan, nor its submission to the Corporation's shareholders, shall be taken to impose any limitations on the powers of the Corporation or its Subsidiaries to issue, grant, or assume options, warrants, rights, or restricted stock, otherwise than under this Plan, or to adopt other stock option or restricted stock plans or to impose any requirement of shareholder approval upon the same.

     19.4. The interests of any Participant under the Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except as provided in Article 11.

     19.5. The Committee may require each person acquiring shares of Common Stock pursuant to Awards hereunder to represent to and agree with the Corporation in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for shares of Common Stock issued pursuant to the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities laws. The Committee may place a legend or legends on any such certificates to make appropriate reference to such restrictions.

     19.6. The Corporation shall not be required to issue any certificate or certificates for shares of Common Stock with respect to awards under this Plan, or record any person as a holder of record of such shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies deemed necessary by the Committee, and without complying to the Committee's complete satisfaction, with all rules and regulations, under federal, state or local law deemed applicable by the Committee.

     19.7. Notwithstanding any other provision of this Plan to the contrary, Pre-1995 options and Awards made hereunder may be amended at any time after the date of grant or award by agreement between the Committee and the Participant or holder thereof to contain any terms and conditions that are permissible with respect to Awards made hereunder after the Effective Date.

     19.8. If any of the terms or provisions of this Plan conflict with the requirements of Rule 16b-3 and/or Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 and/or Section 422 of the Code. If this Plan does not contain any provision required to be included herein under Rule 16b-3 and/or
Section 422 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set forth herein.

     19.9. The masculine pronoun whenever used shall include the feminine pronoun, and the singular shall include the plural unless the context clearly indicates the distinction.

     19.10. The Plan shall be governed, construed and administered in accordance with the laws of the State of New York.

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